MORTGAGE

                       (To be used for loans over $25,000; loans $25,000 or less
Document Number        and first lien; or other non-consumer act transactions)

GENROCO, INC., A WISCONSIN CORPORATION ("Mortgagor," whether one or more) mortgages to ALDRICH CENTER PARTNERSHIP, A
WISCONSIN PARTNERSHIP ("Mortgagee," whether one or more) to secure payment of Two Hundred Thousand and no/100's dollars
($200,000.00) evidenced by a note or notes bearing an even date executed by GENROCO, INC to Mortgagee, and any extensions, and renewals and modifications of the note(s) and refinancings of any such indebtedness on any terms whatsoever (including increases in interest) and the payment of all other sums, with interest, advanced to protect the security of this Mortgage, the following property, together with the rents, profits, fixtures and other appurtenant interest (all called "Property"), in Washington County, State of Wisconsin:

Recording Area
Name and Return Address

Jim Blise
730 Industrial Drive
Slinger, WI 53086

V5-0650-00G
(Parcel Identification Number)

SEE ATTACHED EXHIBIT A

1. This is not homestead property.

2. This is a purchase money mortgage.

3. MORTGAGOR'S COVENANTS.

   (a) COVENANT OF TITLE. Mortgagor warrants title to the Property, except municipal and zoning ordinances, recorded easements for public utilities located adjacent to side and rear lot lines, recorded building and use restrictions and covenants, and general taxes levied in the year of closing.

  (b) TAXES. Mortgagor promises to pay when due all taxes and assessments levied on the Property or upon Mortgagee's interest in it and to deliver to Mortgagee on demand receipts showing such payment.

  (c) INSURANCE. Mortgagor shall keep the improvements on the Property insured against a loss or damage occasioned by fire, extended coverage perils and such other hazards as Mortgagee may require, through insurers approved by Mortgagee in such amounts as Mortgagee shall require, but Mortgagee shall not require coverage in an amount more than the balance of the debt without co-insurance, and Mortgagor shall pay the premiums when due. The policies shall contain the standard mortgage clause in favor of Mortgagee and, unless Mortgagee otherwise agrees in writing, the original of all policies covering the property shall be deposited with Mortgagee. Mortgagor shall promptly give notice of loss to insurance companies and Mortgagee. Unless Mortgagor and Mortgagee otherwise agree in writing, insurance proceeds shall be applied to restoration or repair of the Property damages, provided the Mortgagee deems the restoration or repair to be economically feasible.

  (d) OTHER COVENANTS. Mortgagor covenants not to commit waste nor suffer waste to be committed on the Property, to keep the Property in good condition and repair, to keep the Property free from liens superior to the lien of this Mortgage, and to comply with all laws ordinances and regulations affecting the Property. Mortgagor shall pay when due all indebtedness which may be or become secured at any time by a mortgage or other lien on the Property superior to this Mortgage and any failure to do so shall constitute a default under this Mortgage.

  4. DEFAULT AND REMEDIES. Mortgagor agrees that time is of the essence with respect to payment of principal and interest when due and in the performance of any of the covenants and promises of the Mortgagor contained herein or in the note(s) secured hereby. In the event of default, Mortgagee may, at his option and subject to the notice provisions of this Mortgage, declare the whole amount of the unpaid principal and accrued interest due and payable and collect it in a suit at law or by foreclosure of this Mortgage by action or advertisement or by the exercise of any other remedy available at law or equity, and Mortgagee may sell the Property at public sale and give deeds of conveyance to the purchasers pursuant to the statutes.

  5. NOTICE. Unless otherwise provided in the note(s) secured by this Mortgage, prior to any acceleration (other than under paragraph 12) Mortgagee shall mail notice to Mortgagor specifying: (a)the default; (b)the action required to cure the default; (c)a date, not less than 15 days from the date the notice is mailed to Mortgagor by which date the default must be cured; and
(d)that failure to cure the default on or before the date specified in the notice may result in acceleration.

  6. EXPENSES AND ATTORNEY'S FEES. In case of default, whether abated or not, all costs and expenses including reasonable attorneys' fees and expenses of title evidence to the extent not prohibited by law shall be added to the principal, become due as incurred, and in the event of foreclosure, be included in the judgment.

  7. FORECLOSURE WITHOUT DEFICIENCY. Mortgagor agrees to the provisions of
Section 846.101 and 846.103(2) of the Wisconsin Statutes, as may apply to the property and as may be amended, permitting Mortgagee in the event of foreclosure to waive the right to judgment for deficiency and to hold the foreclosure sale within the time provided in such applicable Section.

  8. LIMITATION ON PERSONAL LIABILITY. Unless a Mortgagor is obligated on the note or notes secured by this Mortgage, the Mortgagor shall not be liable for any breach of covenants contained in this Mortgage.

  9. RECEIVER. Upon default or during the pendency of any action to foreclose this Mortgage, Mortgagor consents to the appointment of a receiver of the Property, including homestead interest, to collect the rents, issues, and profits of the Property, during the pendency of such an action, and such rents, issues, and profits when so collected, shall be held and applied as the court shall direct.

  10. WAIVER. Mortgagee may waive any default without waiving any other subsequent or prior default by Mortgagor.

  11. MORTGAGEE MAY CURE DEFAULTS. In the event of any default by Mortgagor of any kind under this Mortgage or any note(s) secured by this Mortgage, Mortgagee may cure the default and all sums paid by Mortgagee for such purpose shall immediately be repaid by Mortgagor with interest at the rate then in effect under the note secured by this Mortgagee and shall constitute a lien upon the Property.

  12. CONSENT REQUIRED FOR TRANSFER. Mortgagor shall not transfer sell or convey any legal or equitable interest in the Property (by deed, land contract, option, long-term lease or in any other way) without the prior written consent of Mortgagee, unless either the indebtedness secured by this Mortgage is first paid in full or the interest conveyed is a mortgage or other security interest in the Property, subordinate to the lien of this Mortgage. The entire indebtedness under the note(s) secured by this Mortgage shall become due and payable in full, at the option of Mortgagee without notice, upon any transfer, sale or conveyance made in violation of this paragraph,

  13. ASSIGNMENT OF RENTS. Mortgagor hereby transfers and assigns absolutely to Mortgagee, as additional security, all rents, issues and profits which become or remain due (under any form of agreement for use or occupancy of the Property or any portion thereof), or which were previously collected and remain subject to Mortgagor's control, following any default under this Mortgage or the note(s) secured hereby and delivery of notice of exercise of this assignment by Mortgagee to the tenant or other user(s) of the Property. This assignment shall be enforceable with or without appointment of a receiver and regardless of Mortgagee's lack of possession of the Property.

  14. SUBORDINATION. This mortgage shall be subordinate to a certain mortgage of even date herewith in favor of M & I Bank of Menomonee Falls which is secured by the same real estate.

Dated this 7 day of October, 1999.

    Barbara Pick - Pres.                    Keith Brue, CFO

/s/ Barbara R. Pick - Pres.             /s/ Keith Brue, VP-CFO

                    AUTHENTICATION

Signature(s)------------------------------------------

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authenticated this ------- day of ------------,------.

------------------------------------------------------
signature

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type or print name

TITLE: MEMBER STATE BAR OF WISCONSIN

(If not,----------------------------------------------
     authorized by ss 706.06, Wis. Stats.)

                        THIS INSTRUMENT WAS DRAFTED BY
                              Atty. Joan R. Beck
                     P.O. Box 270455, Hartford, WI 53027

                    ACKNOWLEDGMENT

STATE OF WISCONSIN
WASHINGTON COUNTY
Personally came before me this 7th day of October
1999 the above named Barbara R. Pick
and Keith Brue to me known to be the
persons and officers who executed the foregoing instrument and acknowledge the same.

/s/ Brian T. Hillstrom
----------------------
Signature

type or print name  /s/ Brian T. Hillstrom
                    ----------------------

Notary Public Washington County, Wisconsin

My commission is permanent. (If not, state expiration date:
December 14, 1999.)

Names of persons signing in any capacity should be typed or printed below their signatures.

                                  EXHIBIT A

Lot Seven (7) of Certified Survey Map No. 3994, recorded in the Washington County Registry on December 4, 1992 in Volume 25 of Certified Survey Maps, pages 277-279 as Document No. 619618, being a redivision of Lot 6 of Certified Survey Map No. 3885 recorded in Volume 24 of Certified Survey Maps, pages 306-308 and Lot 3 of Certified Survey Map No. 3713, recorded in Volume 23 of Certified Survey Maps, pages 156-158, and being a part of the NE 1/4 and NW 1/4 of the NW 1/4 of Section 20, T 10 N, R 19 E, Village of Slinger, Washington County, Wisconsin.

FOR INFORMATIONAL PURPOSES ONLY
Tax Key No. V5-0650-00G.